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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated November 14, 1997 (except with respect to the matters discussed in Note 24 as to which the date is August 13,
1998), included herein and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Indianapolis, Indiana
August 14, 1998.